EXHIBIT 3.2
                                                                     -----------


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             NEXTWAVE WIRELESS INC.
                            (a Delaware corporation)

                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office. The registered office of NextWave Wireless Inc. (the "Corporation") shall be fixed in the Corporation's certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the "Certificate of Incorporation").

      Section 2. Other Offices. The Corporation's Board of Directors (the "Board of Directors") may at any time establish other offices at any place or places where the Corporation is qualified to do business. The principal executive offices of the Corporation shall be located at 1267 High Bluff Drive, San Diego, California, or at such other place as may be fixed by resolution of the Board of Directors.


                                   ARTICLE II
                                 CORPORATE SEAL

      The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS

      Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL"). In the absence of such designation or determination, stockholders' meetings shall be held at the principal executive offices of the Corporation as established pursuant to
Article I, Section 2 hereof.

      Section 2. Annual Meeting.

            (a) The annual meeting of the stockholders of the Corporation, for the purpose of election of Directors to succeed those whose terms expire and for the transaction of such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.




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            (b)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the Corporation's principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days before or more than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of the annual meeting is publicly announced by the Corporation. "Public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation's proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.



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            (c)   Subject to any applicable provisions of the Certificate of
Incorporation, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph
(b) of this Article III, Section 2. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article III, Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

      Section 3. Special Meetings.

            (a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the persons specified in Article V of the Certificate of Incorporation and shall be held at such place, on such date and at such time as the Board of Directors shall fix.

            (b) If a special meeting is called by the stockholders of the Corporation as provided in Article V of the Certificate of Incorporation, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall


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determine the time and place of such special meeting, which shall be held not less than twenty (20) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article III, Section 4 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Chairman of the Board of Directors or the Board of Directors may be held.

      Section 4. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, the means of remote communication, if any, and purpose or purposes of the meeting. Notice of the time, place, means of remote communication and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      Section 5. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that


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vote on that matter and, except as otherwise provided by law, the Certificate of
Incorporation or these Bylaws, the affirmative vote of the majority in voting power of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or series.

      Section 6. Adjournment and Notice of Adjourned Meetings. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time either by the chairman of the meeting or by the holders of a majority in voting power of the shares of stock entitled to vote thereat. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, date and place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 7. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Article III,
Section 9 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot.

      Section 8. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during regular business hours at the principal executive offices of the Corporation as established pursuant to
Article I, Section 2 hereof. The list shall be produced and kept open at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

      Section 9. Organization.

            (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief


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Executive Officer, or, if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in voting power of the shares of stock entitled to vote thereat, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary or in the absence of the Secretary and an Assistant Secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

            (b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.


                                   ARTICLE IV
                                    DIRECTORS

      Section 1. Number and Term of Office. The authorized number of Directors of the Corporation shall be fixed from time to time in the manner provided by
Article VI of the Certificate of Incorporation. The term of office of the Directors of the Corporation shall be as provided in Article VI of the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in Article V of the Certificate of Incorporation.

      Section 2. Vacancies. Vacancies on the Board of Directors shall be filled in the manner provided by Article VI of the Certificate of Incorporation. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors.

      Section 3. Resignation. Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall


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be deemed effective at the pleasure of the Board of Directors. When one or more
Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

      Section 4. Removal. The Board of Directors, or any individual Director, may be removed from office at any time in the manner provided by the DGCL.

      Section 5. Meetings.

            (a) Place of Meetings. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

            (b) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            (c) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

            (d) Regular Meetings. Regular meetings of the Board of Directors may be held with at least five business days prior notice at such time and at such place as shall from time to time be determined by the Board of Directors.

            (e) Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, a President, the Secretary or any two of the Directors. The person(s) authorized to call special meetings of the Board of Directors may fix the place and time of the meeting. Notice of the time and place of all special meetings of the Board of Directors shall be given at least twenty-four (24) hours before the date of the meeting. Notice of the special meeting need not state the purpose of such meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly


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held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 6. Quorum and Voting.

            (a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

            (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

      Section 7. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof.

      Section 8. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors or the Nominating and Corporate Governance Committee, including, if so approved, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

      Section 9. Committees.

            (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the


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power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders of the Corporation a dissolution of the Corporation or a revocation of a dissolution or to amend these Bylaws.

            (b) Audit Committee. The Board of Directors shall establish an Audit Committee whose principal purpose shall be to oversee the Corporation's and its subsidiaries' accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Audit Committee shall also determine the appointment of the independent auditors of the Corporation and any change in such appointment and monitor the independence of the Corporation's auditors. In addition, the Audit Committee shall assume such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time.

            (c) Nominating and Corporate Governance Committee. The Board of Directors shall establish a Nominating and Corporate Governance Committee whose principal duties shall be to assist the Board of Directors by identifying individuals qualified to become Board of Directors members consistent with criteria approved by the Board of Directors, to recommend to the Board of Directors for its approval the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, to develop and recommend to the Board of Directors the governance principles applicable to the Corporation, as well as such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time. In the event the Nominating and Corporate Governance Committee shall not be recommending a then incumbent director for inclusion in the slate of nominees to be proposed by the Board of Directors to the stockholders for election to the Board of Directors, and provided such incumbent director has not notified the Committee that he or she shall be resigning or that he or she does not intend to stand for re-election to the Board of Directors, then, in the case of an election to be held at an annual meeting of stockholders, the Committee shall recommend the slate of nominees to the Board of Directors at least thirty (30) days prior to the latest date required by the provisions of these Bylaws for stockholders to submit nominations for directors at such annual meeting, or in the case of an election to be held at a special meeting of stockholders, at least ten (10) days prior to the latest date required by the provisions of these Bylaws for stockholders to submit nominations for directors at such special meeting.

            (d) Compensation Committee. The Board of Directors shall establish a Compensation Committee whose principal duties shall be to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of the Corporation, as well as such other duties and responsibilities as the Board of Directors may confer upon the committee from time to time.




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            (e)   Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

            (f) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

            (g) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee of the Board of Directors shall be held at such times and places as are determined by the Board of Directors, or by any such committee thereof, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and shall be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.



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      Section 10. Organization. At every meeting of the Board of Directors, the
Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present thereat, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary or in the absence of the Secretary and an Assistant Secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.


                                    ARTICLE V
                                    OFFICERS

      Section 1. Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Chief Financial Officer, the Secretary, the Treasurer and the Controller. Each such officer shall serve from the time of his appointment until a successor shall be chosen and qualified or until his earlier resignation or removal. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

      Section 2. Tenure and Duties of Officers.

            (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

            (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

            (c) Duties of Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the


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



stockholders and at all meetings of the Board of Directors. The Chief Executive Officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

            (d) Duties of President. Unless the Chairman of the Board of Directors has been appointed and is present, and in the absence of the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

            (e) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

            (f) Duties of Chief Financial Officer; Treasurer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer, and if there be a separate office of the Treasurer, the Treasurer, shall perform such duties and have such powers, as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President or Chief Executive Officer shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

            (g) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties


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



and have such other powers as the Board of Directors or the President shall designate from time to time.

      Section 3. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

      Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall specify whether it will be effective at a particular time, upon receipt by the President or the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.


                                   ARTICLE VI
                       EXECUTION OF CORPORATE INSTRUMENTS
                AND VOTING OF SECURITIES OWNED BY THE CORPORATION

      Section 1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.


                                   ARTICLE VII
                                 SHARES OF STOCK

      Section 1. Form and Execution of Certificates. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or


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



all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer, or the President or any Vice President and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      Section 2. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

      Section 3. Transfers.

            (a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law).

            (b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

      Section 4. Fixing Record Dates.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting


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



of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VIII
                                    DIVIDENDS

      Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, at the sole discretion of the Board of Directors.

      Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE IX
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.




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



                                    ARTICLE X
                                 INDEMNIFICATION

      The Corporation shall have power to indemnify its Directors, executive officers, other officers, employees and other agents as set forth in the Certificate of Incorporation and the DGCL.


                                   ARTICLE XI
                                     NOTICES

      Section 1. Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

      Section 2. Notice to Directors. Any notice required to be given to any Director may be given by the method stated in Section 1 of Article X, or by facsimile, telex, telegram, commercial courier service, personal delivery, telephone, voice message system or electronic transmission, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

      Section 3. Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the principal executive office of the Corporation maintained pursuant to Article I, Section 2 hereof.

      Section 4. Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

      Section 5. Time Notices Deemed Given. All notices given by mail or commercial courier service shall be deemed to have been given as at the time of dispatch, all notices by personal delivery or telephone shall be deemed to have been given as of receipt by the designee or a person accepting notice on behalf of such Director, and all notices given by facsimile, telex, telegram, voice message system or electronic transmission shall be deemed to have been given as of the sending time recorded at the time of transmission.





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



      Section 6. Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

      Section 7. Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

      Section 8. Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve- month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.


                                   ARTICLE XII
                                   AMENDMENTS

      These Bylaws may be altered, or amended or new Bylaws may be adopted in the manner provided by Article V of the Certificate of Incorporation.


                                  ARTICLE XIII
                                  MISCELLANEOUS

      When used in these Bylaws and when permitted by applicable law, the terms "written" and "in writing" shall include any "electronic transmission," as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

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